Exhibit 3.49

CERTIFICATE OF INCORPORATION

OF

D & B TRANSPORTATION SERVICES COMPANY, INC.

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1.     The name of the corporation is D & B Transportation Services Company, Inc.

2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.     The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock; all of such shares shall be without par value.

5.     The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
WILLIAM H. BUCHANAN, JR.	c/o The Dun & Bradstreet Corporation 299 Park Avenue New York, New York 10171

6.     The corporation shall have perpetual existence.

7.     In furtherance and not in limitation of the powers conferred by statute, the board of directors expressly is authorized to make, alter or repeal the By-Laws of the corporation.

8.     Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

9.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of July, 1985.

/s/ William H. Buchanan, Jr.
William H. Buchanan, Jr. Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

D & B TRANSPORTATION SERVICES COMPANY, INC.

I, the undersigned, being the sole incorporator of D & B TRANSPORTATION SERVICES COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the fourth paragraph of the Certificate of Incorporation be and it hereby is amended to read as follows:

“4. The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $1.00 per share, amounting in the aggregate to One Thousand Dollars ($1,000).”

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 16th day of September, 1985.

D & B TRANSPORTATION SERVICES COMPANY, INC.

By	/s/ William H. Buchanan, Jr.
William H. Buchanan, Jr., Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

D & B TRANSPORTATION SERVICES COMPANY, INC.

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D & B Transportation Services Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, Does Hereby Certify:

First: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, pursuant to § 242 of the General Corporation Law of the State of Delaware, Article First of the Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

“FIRST: The name of the corporation is Cognizant Transportation Services Corporation.”

Second: That in lieu of a meeting and vote of shareholders, the sole shareholder has given unanimous written consent to said amendment in accordance with the provisions of § 228 of the General Corporation Law of the State of Delaware.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of § 228 and 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, said D & B Transportation Services Company, Inc. has caused this certificate to be signed by Ellenore O’Hanrahan, its Secretary, this 20th day of August, 1996.

D & B Transportation Services Company, Inc.

/s/ Ellenore O’Hanrahan
Ellenore O’Hanrahan
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

COGNIZANT TRANSPORTATION SERVICES CORPORATION

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Cognizant Transportation Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, Does Hereby Certify:

First: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, pursuant to § 242 of the General Corporation Law of the State of Delaware, Article First of the Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

“FIRST: The name of the corporation is IMS Health Transportation Services Corporation.”

Second: That in lieu of a meeting and vote of shareholders, the sole shareholder has given unanimous written consent to said amendment in accordance with the provisions of § 228 of the General Corporation Law of the State of Delaware.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of § 228 and 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, said Cognizant Transporation Services Corporation has caused this certificate to be signed by Kenneth S. Siegel, its Secretary, this 8th day of July, 1998.

Cognizant Transportation Services Corporation

By:	/s/ Kenneth S. Siegel
Kenneth S. Siegel
Secretary

IMS HEALTH TRANSPORTATION SERVICES CORPORATION

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

IMS Health Transportation Services Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.     That the Board of Directors of the Corporation, by the written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

Section 1 of the Certificate of Incorporation shall be deleted in its entirety and the following new Section 1 shall be inserted in lieu thereof:

“The name of the corporation is IQVIA Transportation Services Corp.” (hereinafter referred to as the “Corporation”).

2.     That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3.     This Certificate of Amendment to Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of November, 2017.

IMS Health Transportation Services Corporation

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	President